EXHIBIT 23.2

Ian Foreman, P. Geo.
Foremost Geological Consulting
2160 West 3rd Avenue
Vancouver, British Columbia V6K 1L1
Canada

March 14, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

Re:       Mar Ked Mineral Exploration, Inc. - Form SB-2 Registration Statement

Dear Sirs and Madames:

As a consulting geologist I hereby consent to the inclusion or incorporation by reference in the Form SB-2 Registration Statement for Mar Ked Mineral Exploration, Inc., dated on or about March 14, 2007, and thereafter, and for any amendment in connection therewith, of the following:

  My report titled "Summary Report on the RB Property, Finlayson Lake Area, Yukon Territory", dated November 27, 2006, which was prepared by me for Mar Ked Mineral Exploration, Inc.

In addition, I hereby consent to the reference to my name included in the referenced Form SB-2 Registration Statement for Mar Ked Mineral Exploration, Inc.

Yours truly,

/s/ Ian Foreman

Ian Foreman, P. Geo.